UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 24, 2006

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2006 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 4, 2006, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of Class I directors, approval of the RLI Incentive Compensation Plan, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2005 and their impact on you and your Company. Directors, officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

Your vote is important to us, no matter how many shares you own. Shareholders will have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check the proxy card forwarded by your bank, broker, other holder of record or our proxy administrators to see the options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

Notice of Annual Meeting of Shareholders

May 4, 2006

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 4, 2006, at 2 p.m. Central Daylight Time to:

1.             Elect three (3) Class I directors for a three-year term expiring in 2009 or until their successors are elected and qualified;

2.             Consider and act upon a proposal to approve the RLI Incentive Compensation Plan;

3.             Consider and act upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for the current year; and

4.             Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 6, 2006, are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and the enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 24, 2006.

By Order of the Board of Directors

Camille J. Hensey

Vice President and Corporate Secretary

Peoria, Illinois

March 24, 2006

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you (1) complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose, or (2) vote your shares by telephone or on the Internet by following the instructions on your proxy card. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or on the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

Outside Directors’ Fee Award Agreement	29
Director Deferred Compensation Plan	30
Director Share Ownership	30
Audit Committee Report	30
Members of the Audit Committee	32
Executive Resources Committee Report	32
Overview	32
Change in Control; Severance Agreements	33
Base Salary	33
Market Value Potential Executive Incentive Plan	33
Management Incentive Plan	35
Deferred Compensation Plan	35
Incentive Stock Option Plan	35
Omnibus Stock Plan	36
Employee Stock Ownership Plan	36
401(k) Plan	37
Key Employee Excess Benefit Plan	37
Other Benefits	37
Chief Executive Officer Compensation	38
Internal Revenue Code Section 162(m)	39
Share Ownership Requirements	39
Members of the Executive Resources Committee	39
Executive Management	39
Executive Officers	39
Named Executive Compensation	41
Summary Compensation Table	41
Option Grants in Last Fiscal Year	42
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	43
Equity Compensation Plan Information	44
Pension Plan	45
Common Stock Performance Chart	45
Shareholder Proposals	46
Other Business	47
Exhibit A. RLI Incentive Compensation Plan	48
Investor Information	59
Annual Shareholders Meeting	59
Internet Voting	59
Shareholder Inquiries	59
Dividend Reinvestment Plan	59
Requests for Additional Information	59
Contacting RLI	59
RLI on the web	59

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

Proxy Statement

Annual Meeting of Shareholders

to be held

May 4, 2006

General Information

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”) in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 4, 2006, at the Company’s offices at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

Proxy Solicitation. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Voting. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you (1) complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose, or (2) vote your shares by telephone or on the Internet by following the instructions on your proxy card. You may receive multiple proxy cards if you hold your shares in different ways or in multiple accounts. If your shares are held by a broker (“in street name”), you will receive your proxy card from your broker and will return your proxy cards to your broker. You should vote on and sign each proxy card you receive.

Shareholders can save the Company expense by voting their shares over the telephone, toll-free from the United States or Canada, or by voting through the Internet. The voting procedures are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder interested in voting by telephone or the Internet are set forth on the proxy card. The method of voting will not limit a shareholder’s right to attend the Annual Meeting. If you vote by telephone or the Internet, you do not need to also vote by proxy card unless you are doing so to change your vote as described below.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock of the Company, or a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast by the holders of the outstanding shares of Common Stock, which means that the three persons receiving the highest number of “For” votes will be elected. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Assuming the presence of a quorum, the affirmative vote of a majority of the votes represented at the meeting shall be required to approve the other proposals. Votes withheld and abstentions are deemed present at the meeting, will be counted for quorum purposes and other than with respect to Proposal One, will have the same effect as a vote against the matter. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the NYSE or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes will have no effect with respect to Proposal One and will not be counted in determining the number of shares necessary for approval for Proposals Two and Three.

Shareholders Entitled to Vote. Shareholders of record at the close of business on March 6, 2006, the record date, shall be entitled to vote at the 2006 Annual Meeting. As of the record date, the Company had 25,535,119 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2006 Annual Meeting.

Mailing. This Proxy Statement and enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 24, 2006.

Electronic Access to Proxy Materials and Annual Report. This notice of Annual Meeting and Proxy Statement and the 2005 Annual Report are available on the Company’s Internet site under Investors at www.rlicorp.com. Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided if you vote over the Internet or by telephone. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

Share Ownership of Certain Beneficial Owners

Principal Shareholders. The only persons or entities known to the Company who beneficially own more than five percent of the Company’s Common Stock as of December 31, 2005, are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock

State Street Bank and Trust Company	2,273,110	8.9%
225 Franklin Street
Boston, Massachusetts 02110 (1)

Franklin Resources, Inc.	1,694,101	6.6%
One Franklin Parkway
San Mateo, California 94403 (2)

Gerald D. Stephens	1,643,896	6.3%
493 East High Point Drive
Peoria, Illinois 61614 (3)

Eubel Brady & Suttman Asset Management, Inc.	1,355,326	5.3%
7777 Washington Village Drive
Suite 210
Dayton, Ohio 45459 (4)

(1)           The information shown is based solely on a Schedule 13G dated February 13, 2006, filed with the SEC by State Street Bank and Trust Company (“State Street”), which filing indicates, as of December 31, 2005, State Street, as trustee, held 1,954,073 shares on behalf of participants in the Company’s Employee Stock Ownership Plan (“ESOP”). State Street further disclosed sole voting power with respect to 319,037 shares, shared voting power with respect to 1,954,073 shares, and shared dispositive power with respect to 2,273,110 shares. Each ESOP participant or beneficiary may direct State Street as to the manner in which the shares allocated to each participant under the ESOP are to be voted. State Street has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, State Street will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(2)           The information shown is based solely on a Schedule 13G dated February 11, 2006, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of Franklin, have sole voting power with respect to 1,690,536 and sole dispositive power with respect to 1,627,236 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(3)           Includes 43 shares allocated to Mr. Stephens under the ESOP (as defined above), over which Mr. Stephens has sole voting power and no investment power; 115,675 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 34,459 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 41,412 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 82,328 shares in the G. D. Stephens Grantor Retained Annuity Trust, over which Mr. Stephens has sole voting and investment power; 347,954 currently exercisable stock options; and 18,293 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 70,545 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)           The information shown is based solely on a Schedule 13G dated February 14, 2006, filed with the SEC by Eubel Brady & Suttman Asset Management, Inc. (“EBS”), Ronald L. Eubel, Mark E. Brady, Robert J. Suttman, William E. Hazel and Bernard J. Holtgreive (collectively referred to as “Individuals”), which filing indicates as of December 31, 2005, EBS, and one affiliated entity, EBS Partners, LP were the beneficial owners of the shares. The Individuals may, as a result of their ownership in and positions with EBS, and other affiliated entities, be deemed to be indirect beneficial owners of the shares. Mr. Eubel is the beneficial owner of an additional 300 shares, of which he has the sole power to vote and dispose. The filing further indicates the Individuals have shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,355,326 shares and EBS has shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,355,326 shares.

Directors and Officers. The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2005.

Name of Individual or Number of Persons in Group	Number of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock

John T. Baily (2) (3) (4)	9,142	*

Richard H. Blum (2) (4)	20,330	*

Joseph E. Dondanville (5) (10) (11) (12)	270,513	1.1%

Jordan W. Graham (2)	1,502	*

Camille J. Hensey (10) (11) (12)	67,846	*

Gerald I. Lenrow (2) (4) (6)	55,489	*

Charles M. Linke (2) (4)	9,892	*

F. Lynn McPheeters (2) (4)	24,335	*

Jonathan E. Michael (7) (10) (11) (12)	548,370	2.1%

Mary Beth Nebel (8) (10) (11) (12)	80,401	*

Gerald D. Stephens (9) (10) (11) (12)	1,643,896	6.3%

Michael J. Stone (10) (11) (12)	321,222	1.2%

Edward F. Sutkowski (2) (4)	197,360	*

Robert O. Viets (2) (4) (13)	74,642	*

Directors and executive officers as a group (15 persons) (10) (11) (12)	3,335,724	12.4%

*Less than 1% of Class.

(1)           Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)           Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following:  Mr. Baily 2,135 shares; Mr. Blum 5,248 shares; Mr. Graham 649 shares; Mr. Lenrow 37,136 shares; Mr. Linke 1,562 shares; Mr. McPheeters 8,579 shares; Mr. Sutkowski 74,285 shares; and Mr. Viets 30,497 shares. Each participating director has no voting or investment power with respect to such shares.

(3)           Includes 2,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

(4)           Includes shares that may be acquired by the named persons within 60 days of December 31, 2005, under the Directors’

Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 4,233 shares; Mr. Blum 10,664 shares; Mr. Lenrow 14,550 shares; Mr. Linke 5,407 shares; Mr. McPheeters 14,482 shares; Mr. Sutkowski 5,400 shares; and Mr. Viets 16,800 shares.

(5)           Includes 400 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their children, as to which Mr. Dondanville disclaims any beneficial interest.

(6)           Includes 929 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)           Includes 33,988 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

(8)           Includes 1,273 shares held by Ms. Nebel in a custodian account for the benefit of her son, as to which Ms. Nebel claims beneficial interest.

(9)           Includes 115,675 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 34,459 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 3,692 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; and 41,412 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 82,328 shares in the G. D. Stephens Grantor Retained Annuity Trust over which Mr. Stephens has sole voting and investment power. Excludes 70,545 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(10)         Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. During 2005, Joseph E. Dondanville, Camille J. Hensey, Jonathan E. Michael and Mary Beth Nebel were eligible to elect to diversify shares owned by the ESOP. As of December 31, 2005, the following shares were allocated under the ESOP: Mr. Dondanville 46,948 shares; Ms. Hensey 14,692 shares; Mr. Michael 59,613 shares; Ms. Nebel 27,403 shares; Mr. Stephens 43 shares; and Mr. Stone 11,855 shares.

(11)         Includes shares that may be acquired by the named persons within 60 days of December 31, 2005, under the Incentive Stock Option Plan (“ISOP”) and the Omnibus Stock Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 194,002 shares; Ms. Hensey 36,033 shares; Mr. Michael 306,981 shares; Ms. Nebel 42,829; Mr. Stephens 347,954 shares; and Mr. Stone 266,688 shares.

(12)         Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,274 shares; Ms. Hensey 442 shares; Mr. Michael 13,716 shares; Ms. Nebel 3,690 shares; Mr. Stephens 18,293 shares; and Mr. Stone 16,818 shares. Each participant has no voting or investment power with respect to such shares.

(13)         Includes 20,203 shares held by Mr. Viets’ spouse as trustee of the Robert O. Viets Florida Intangible Trust, as to which Mr. Viets claims beneficial interest.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2005, and except as set forth below, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act. Due to a stock option exercise miscalculation, there was a late filing of one Form 4 reporting the exercise of stock options on behalf of Mr. Robert O. Viets.

Proposal One:

Election of Directors

General. The Board currently consists of ten persons, divided into three classes. At the Annual Meeting, three (3) Class I directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time. Directors whose terms do not expire this year will continue to serve. Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the three nominees named below. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards establishment of a quorum but have no effect on determinations of plurality and thus will not affect the outcome of the election. There is no cumulative voting for the directors under the Company’s Articles of Incorporation.

Nominees. Messrs. Charles M. Linke, Jonathan E. Michael and Edward F. Sutkowski are the Class I directors standing for election. Those directors were elected previously by the shareholders in 2003 for a three-year term expiring in 2006 and are each nominated to serve for another three-year term.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all three nominees listed below.

Director and Nominee Information. The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION

Charles M. Linke (term expiring in 2006) PICTURE	68	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981.

Jonathan E. Michael (1) (term expiring in 2006) PICTURE	52	1997

President & Chief Executive Officer of the Company since January 1, 2001. Elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President & Chief Executive Officer.

Edward F. Sutkowski (term expiring in 2006) PICTURE	67	1975

Since 1965, President of the law firm of Sutkowski & Rhoads Ltd., a regional firm specializing in tax, fiduciary litigation, pension and ERISA law; Adjunct Professor, Pension and Profit Sharing Law, University of Illinois College of Law at Champaign-Urbana; Executive Limited Partner and member of the Advisory Committee of Pfingsten Executive Fund III, LP, a private equity firm located in Deerfield, Illinois.

Certain information concerning the remaining directors, whose terms expire either in 2007 or 2008, is set forth as follows based upon information furnished to the Company by such individuals:

John T. Baily (2) (term expiring in 2008) PICTURE	62	2003

Appointed to the Board on August 28, 2003. Was National Insurance Industry Chairman and Board Member of the accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 23 years as a partner. Served as

			President of Swiss Re Capital Partners from 1999 through 2002.

Richard H. Blum (term expiring in 2007) PICTURE	67	2000

Previously Chairman of AXIS Specialty U.S. Holdings, Inc., (February 2002 to January 2006). Was Senior Advisor to Marsh & McLennan Companies, Inc., (MMC) a professional services firm in risk and insurance services, investment management and consulting businesses from 1999 to January 2002. Former director of MMC from 1986 to 1999 and served as Vice Chairman of J&H Marsh & McLennan from 1997 to 1999, and previously as Chairman and CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

Jordan W. Graham (term expiring in 2008) PICTURE	45	2004

Appointed to the Board on November 18, 2004. Managing Director at Quotient Partners, providing strategy/advisory and M&A services to global financial services firms in the payments, treasury, and cash management areas. Former vice president of Cisco Systems, Inc.’s Services Industry Consulting (1998 – 2004), where he provided executive advisory and strategy consulting services to Global 500 firms in the insurance and financial services industries. Former director of Securitas Capital, LLC, which invested in insurance and risk related ventures. Current director of Technology Credit Union and Coldspark, Inc.

Gerald I. Lenrow (term expiring in 2008) PICTURE	78	1993

Since 1999, in private law practice providing consultation services to certain members of the insurance industry. Consultant to General Reinsurance Corp. until December 31, 1998. In 1990, after 28 years as a partner, retired as a partner in the international accounting firm of Coopers & Lybrand LLP (now known as

			PricewaterhouseCoopers LLP). He continued on as a consultant until 1996.

F. Lynn McPheeters (term expiring in 2007) PICTURE	63	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various finance positions until his promotion to Vice President and CFO in 1998.

Gerald D. Stephens (term expiring in 2007) PICTURE	73	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Robert O. Viets (term expiring in 2007) PICTURE	62	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was Central Illinois Light Company.

(1)           Mr. Michael serves as a Director of Fieldstone Investment Corp., a publicly traded company.

(2)            Mr. Baily serves as a Director of Endurance Specialty Holdings, Ltd., Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company, and NYMAGIC, Inc., all publicly traded companies.

Proposal Two:

Approval of the RLI Incentive Compensation Plan

The following is a summary of the RLI Incentive Compensation Plan (“Plan”) adopted by the Board of Directors on February 9, 2006, which is subject to shareholder approval. This summary is qualified in its entirety by reference to the complete Plan attached as Exhibit A to this Proxy Statement.

Establishment and Purpose. The Plan was established for the purpose of promoting the interests of the Company and its shareholders by providing employees with a form of incentive compensation that is based on the Company’s achievement of certain financial performance goals and other annual objectives. The Plan restates, amends and consolidates prior incentive plans, including the Company’s Market Value Potential Executive Incentive Plan. The Company may adopt various incentive programs under the Plan, so long as such programs meet with the Plan’s requirements. Payments under the Plan are intended to be deductible according to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). If approved by our shareholders, the Plan will be effective as of January 1, 2006.

Administration. The Executive Resources Committee of the Board of Directors, containing at least two outside directors ineligible for the Plan, will be the (“Committee”) for purposes of Plan administration. The Committee may establish rules, regulations and/or guidelines for the Plan and its interpretation and make such other determinations or take such other action as it deems necessary in connection with the Plan. The Committee will administer the Plan through actions taken by majority vote of all Committee members, and all Committee decisions will be final and binding. Except as described below, the Committee may delegate its powers to a Plan Administrative Committee, which may then delegate any powers to other officers or employees. Until and unless the Committee determines otherwise, it shall be deemed to have delegated its authority to the Plan Administrative Committee to the full extent permitted under the Plan. The Plan Administrative Committee will consist of the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Vice President of Human Resources and any other officer as delegated by the Committee. All such delegations are subject to the Committee’s review. However, the Committee has the sole and exclusive authority to establish Performance Goals (as described below) and certify the achievement of such goals for the CEO and any of the four highest compensated officers of the Company (other than the CEO) during the relevant period

(each, a “162(m) Employee”), decrease award amounts to all 162(m) Employees and modify, suspend, reinstate or terminate the Plan.

Performance Period and Performance Goals. The Performance Period means the calendar year, or any shorter or longer period as determined by the Committee. Performance Goals are such goals as are established for any Performance Period. The Committee must set all Performance Goals with respect to 162(m) Employees and the Plan Administrative Committee or its delegate may establish Performance Goals for other eligible employees. Performance Goals for all 162(m) Employees must be pre-established and objective and the method for computing compensation with respect to such goals must be provided in the form of an objective formula or standard. To be considered “pre-established,” a Performance Goal must be determined within 90 days of the start of the Performance Period (as long as the outcome is substantially uncertain when the Performance Goal is established), but not after 25 percent of such period has passed. A Performance Goal is “objective” if a third party having knowledge of the relevant facts and performance results could determine whether the goal is met and could calculate the amount to be paid to the recipient.

The Committee and the Plan Administrative Committee shall establish Performance Goals before or within a reasonable time following the beginning of a Performance Period but no later than the time permitted under Code Section 162(m). Alternatively, the Committee and the Plan Administrative Committee may establish a combined bonus amount available for distribution (a “Bonus Pool”) for any number of participants and assign each participant an interest in the Bonus Pool.

Performance Goals may be adjusted during a Performance Period as a result of extraordinary events, dilution or enlargement of an award, unusual events, changes in accounting principles, discontinued operations, acquisitions, divestitures or material restructuring events. Performance Goals may be based on one or more of the following criteria relating to the Company, an affiliate or division of the Company or any particular individual:

•              revenue

•              revenue per employee

•              earnings before income tax

•              earnings before interest and income tax

•              net earnings

•              earnings per employee

•              earnings per share

•              operating income

•              total shareholder return

•              market share

•              return on equity

•              before-tax return on net assets

•              after-tax return on net assets

•              economic value added

•              market value potential

•              underwriting profit

Eligibility. All 162(m) Employees are eligible for participation in the Plan. In addition, the Plan Administrative Committee or its delegate shall determine other employees who may be eligible to participate in the Plan before or within a reasonable time following the beginning of a Performance Period. The Committee reserves final authority to approve or disapprove of such additional eligible employees.

Award Calculation. After the Performance Period, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) shall determine the actual award amounts for all participants by multiplying the percentage achievement of the Performance Goal against the individual participant’s Target Performance Award, or by multiplying the final amount of the Bonus Pool against the individual participant’s interest in the Bonus Pool. A “Target Performance Award” is the dollar amount determined for a participant if the participant’s Performance Goal is achieved. A participant will not receive an award if the Performance Goal percentage achievement is less than the minimum performance level set for such Performance Goal. Furthermore, a participant’s aggregate award payments, including amounts credited to a Bonus Bank (as described below), may not exceed $7,500,000 per year.

Award Adjustment and Certification. Once an award determination is made, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) shall review each award and adjust its amount. The Plan Administrative Committee may increase or decrease award amounts as it deems appropriate based on objective or subjective criteria. However, the Committee may only decrease award amounts for 162(m) Employees as it deems appropriate based on objective or subjective criteria. For all 162(m) Employees, the Committee shall certify the extent to which the participant has satisfied his or her Performance Goals and all other material terms of the award.

Before or within a reasonable time following the beginning of the Performance Period, the Committee shall establish a predetermined limit on charges or credits to a Bonus Bank, (a “Board Approval Limit”), for awards made to 162(m) Employees. For such awards, the independent directors serving on the Board of Directors may adjust the award amount, but not beyond the Board Approval Limit determined by the Committee.

Payment of Awards. Each participant shall receive his or her award no later than March 15th of the year following the end of the Performance Period. A participant who is also eligible for the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of his or her award to the extent permitted under that plan. Immediately before the Performance Period begins, the Committee may provide that part or all of an Award will be credited to a Bonus Bank as a deferred payment arrangement. If the Committee credits an award to a Bonus Bank, such award shall be in writing and a set schedule of payments and other Committee-designated terms and conditions shall be provided. The Committee may provide that amounts in a Bonus Bank may be decreased if Performance Goals in subsequent Performance Periods are not met. Bonus Bank amounts will include interest equal to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

Change in Employment Status. A participant must be employed by the Company or an affiliate of the Company on the specified payment date to receive payment of an award. However, if a participant’s employment terminates during the Performance Period due to death, disability or retirement, the participant will receive a pro rata portion of the award only if the award provides for such payment. Participants are not entitled to any award if such participant’s employment was terminated for cause, including the participant’s failure to comply with material Company policies and procedures, dishonest or disloyal conduct, commission of a felony, fraud or violation of law involving moral turpitude, failure to perform material duties of his or her employment, excessive absence from work, unethical behavior or a violation of a material policy of the Company.

Beneficiary. If an award is payable due to the participant’s death, such award shall be paid to the last named beneficiary of such participant according to the Company’s basic life insurance policy, and will be in an amount equal to that amount which the participant would have been entitled to had the participant survived. If no beneficiary was named or survived the participant, or there is a dispute as to the true beneficiary, the amount will be paid to the personal representative of the participant’s estate.

Forfeiture. All awards paid to the CEO or CFO are subject to forfeiture according to Section 304 of the Sarbanes-Oxley Act of 2002.

Plan is Unfunded. All awards under the Plan will be paid from the Company’s general assets, and no participant has a claim with respect to any specific asset of the Company such that the participant would be subject to income tax prior to the receipt of an award. The status of a participant under the Plan is that of an unsecured general creditor of the Company.

Tax Liability. The Company may withhold such amounts from any award as it determines reasonably necessary to pay any taxes required to be withheld under applicable law.

Shareholder Vote

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal. With respect to the approval of the Plan, broker non-votes will not be considered present at the Annual Meeting. Abstentions will be counted for quorum purposes and will have the same effect as a vote “Against” approval of the Plan.

The Board of Directors recommends the shareholders vote “For” the proposed RLI Incentive Compensation Plan.

PROPOSAL THREE:

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP, the Company’s independent registered public accounting firm since 1983, to serve as the Company’s independent registered public accounting firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG LLP is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2006 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval of KPMG LLP by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal. With respect to the approval of the appointment of KPMG LLP, broker non-votes will not be considered present at the Annual Meeting. Abstentions will be counted for quorum purposes and will have the same effect as a vote “Against” approval of the appointment of KPMG LLP.

The Board of Directors recommends the shareholders vote “For” the appointment of KPMG LLP as independent registered public accounting firm of the Company for the current year.

Corporate Governance and Board Matters

Corporate Governance Principles. The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, and are available in print to any shareholder who requests them, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board attended the 2005 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process that encourages new directors to attend a director seminar in their first year as a director. Each year, certain of the incumbent directors are requested to attend an accredited director seminar selected by the Company.

Director Independence. The Board is required under the NYSE rules to affirmatively determine the independence of each independent director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meet other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the Chairman of the Board and the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)        A Director will not be independent if:

(i)            the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)           the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RLI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)          (A) the Director or an immediate family member is a current partner of a firm that is RLI’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)          the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)           the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)           The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)      if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)     if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)    if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders equity;

(iv)    if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)     if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)    if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)           For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Board Independence Status

Director	Independent	Non-Management	Management
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael			X
Gerald D. Stephens		X
Edward F. Sutkowski	X
Robert O. Viets	X

Director Nomination Policy. The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have

•      A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•      A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•      Been in a generally recognized position of leadership in his or her field of endeavor; and

•      Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees and reviews the appropriate skills and characteristics required of Board members. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. Any shareholder may recommend nominees for director by writing to the Corporate Secretary of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Code of Conduct. The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com and is available in print to any shareholder who requests it. The Company may post amendments to or waivers of the provisions of the Code of

Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Shareholder and Interested Parties Communications. Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s non-management and independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding_Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Certain Relationships and Related Transactions. During 2005, the Company licensed software from SS&C Technologies, Inc. (“SSC”). The Chairman, CEO and a shareholder of SSC is the brother of Michael J. Stone, President & COO of the Company’s principal insurance subsidiaries. During 2005, the Company paid SSC $30,260 (an additional $43,525 was billed in December and paid in January, 2006) for software licensing and maintenance fees and believes such fees were made on terms at least as favorable as would have been available from other parties. The Company expects to continue its dealings with SSC in 2006.

Committees of the Board of Directors

The Board has four standing committees: Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. Since 2004, each Committee Chair’s term has been limited to no more than five (5) years. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

Audit Committee. The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2005 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The Committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm.

Fees for services rendered by KPMG LLP (“KPMG”), the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year 2005	Fiscal Year 2004

Audit Fees	$639,500	$620,000
Audit-Related Fees	$-0-	$30,912
Tax Fees
Tax Compliance	$-0-	$-0-
Other Tax Services	$-0-	$-0-
All Other Fees	$-0-	$-0-

Total Fees	$639,500	$650,912

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, the issuance of comfort letters and consents, review of quarterly consolidated financial statements, assistance with review of documents filed with the SEC, including attestation as required under Sarbanes Oxley Section 404.

Audit-related fees consisted of fees billed for assistance provided in reviewing internal control policies and financial reporting procedures performed prior to May 6, 2004 (these services are not the primary basis for management’s assessment of internal control of financial reporting).

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services. The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the financial literacy of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an audit committee financial expert as defined by the SEC.

Mr. Baily serves as either a member or chair of the audit committee of four public companies including the Company. After examination of Mr. Baily’s extensive accounting experience and considering his retirement from full-time employment, the Board determined that such simultaneous service would not impair his ability to effectively serve on the Audit Committee.

Messrs. Baily, Lenrow (Chairman), McPheeters and Viets are members of the Committee.

Executive Resources Committee. The Company’s Executive Resources Committee, composed exclusively of independent directors, met six times in 2005 to evaluate and recommend salaries, bonuses and other compensation incentives of the President & Chief Executive Officer and certain key executive officers of the Company. The Committee also reviews and evaluates the President’s personal goals, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs.

Messrs. Graham, Linke, Sutkowski and Viets (Chairman) are members of the Committee.

Finance and Investment Committee. The Company’s Finance and Investment Committee, composed of independent, management and non-management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure. This Committee met four times in 2005 to discuss ongoing financial, investment and capital matters.

Messrs. Blum, Graham, Linke, Michael (Chairman), Stephens and Sutkowski are members of the Committee.

Nominating/Corporate Governance Committee. The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met three times in 2005 to monitor and discuss current and emerging corporate governance principles and procedures for the Board. The Committee counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Committee identifies and reviews qualified individuals as potential new director candidates.

Messrs. Baily, Blum, Lenrow and McPheeters (Chairman) are members of the Committee.

Committee Membership

Director	Audit	Executive Resources	Nominating/ Corporate Governance	Finance and Investment
John T. Baily	X		X
Richard H. Blum			X	X
Jordan W. Graham		X		X
Gerald I. Lenrow	X*		X
Charles M. Linke		X		X
F. Lynn McPheeters	X		X*
Jonathan E. Michael				X*
Gerald D. Stephens				X
Edward F. Sutkowski		X		X
Robert O. Viets	X	X*

* Chair of Committee

Board Meetings and Compensation

Meetings. During the year 2005, five meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he served. In connection with each Board meeting, the independent and non-management directors meet in Executive Session. At least once a year, the independent directors meet in Executive Session with neither non-management nor management directors present. Effective May 5, 2005, Mr. Baily was elected the Presiding Director of the Executive Session until the 2006 Annual Meeting of Shareholders. Effective February 9, 2006, Mr. Linke was elected the Presiding Director of the Executive Session effective May 4, 2006 until the 2007 Annual Meeting of Shareholders.

Director Compensation. During 2005, Nonemployee Directors were compensated as follows:

Annual Retainer:	$20,000
Board Meeting Fee:	$1,500	*
Committee Meeting Fee:
Audit	$2,000	*
All Other Committees	$1,500	*
Committee Chair Annual Retainer:
Audit	$10,000
All Other Committees	$5,000
Annual Stock Grant:	$30,000

*50% of fee for telephonic meeting

Effective January 1, 2006, Nonemployee Directors are compensated as follows:

Annual Board Retainer:	$60,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
All Other Committees	$10,000

*Split between cash and stock grants at the election of the director.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

During 2005, Gerald D. Stephens, the Chairman of the Board, was also an employee of the Company and received compensation aggregating $200,000 which included salary, a $25,200 cash contribution in the ESOP, and a $24,300 cash contribution in the 401(k) Plan. In January 2006, 1,432 shares were allocated to Mr. Stephens’ account pursuant to the Key Plan with respect to his 2005 compensation. Effective January 1, 2005, Mr. Stephens no longer received any allocations under the MVP Plan. Mr. Stephens’ MVP bonus bank did continue to accrue interest in 2005 pursuant to the MVP Plan. As of December, 31, 2005, the aggregate amount of Mr. Stephens’ MVP bonus bank account was $708,287, which was paid to Mr. Stephens in 2006 pursuant to the

MVP Plan. A cash bonus of $134,575 was paid to Mr. Stephens in 2006, which represented the benefit that would have been payable under the Key Plan with respect to his MVP bonus bank payout.

Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and will receive the same compensation as all outside directors of the Company. In addition, Mr. Stephens will be paid a $75,000 Chairman of the Board fee for 2006. Mr. Stephens will also be provided personal use of the Company aircraft, to be billed at the Standard Industry Fare Level, office and secretarial support when present at the Company’s home office, and membership in a country or luncheon club.

Stock Option Plan For Outside Directors. Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan. In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to outside directors under the Director Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R, which will become effective for the Company’s financial statement January 1, 2006.

Outside Directors’ Fee Award Agreement. The Director Fee Award Agreement provides for each newly elected or appointed outside director to receive a stock award having a fair market value equal to an amount determined by the Executive Resources Committee. Likewise, it further provides for each outside director to receive an annual stock award equal to an amount determined by the Executive Resources Committee (“Annual Stock Award”). With respect to the Annual Stock Award, for each fiscal quarter ending during the fiscal year, the Company will issue to each outside director a stock award having a fair market value equal to one-fourth of the Annual Stock Award (“Quarterly Stock Award”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Stock Award by the fair market value of a share of Common Stock on the date of award. For 2005, the Annual Stock Award was set at $30,000 which, together with an annual retainer of $20,000, was paid to each director for services (before payments for Committee and Chairman service). For 2006, each outside director’s aggregate compensation for service on the Board (before payments for Committee and Chairman service) was set at $60,000, and each outside director was given the opportunity to elect how much of that was the Annual Stock Award and how much was the annual cash retainer.

Director Deferred Compensation Plan. Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares as are equal to the compensation as earned and deferred during the relevant year. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

Director Share Ownership. Each outside director is encouraged to within three years of the later of (i) January 1, 2006, or (ii) their initial appointment as a Company director, to own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer. Shares held directly and in Company benefit plans are counted to satisfy the guideline but options, whether vested or not, are not counted.

Audit Committee Report

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Board of Directors believes that the Audit Committee’s current composition satisfies the NYSE rules governing audit committee composition and that each of the members of the Audit Committee is independent for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an audit committee financial expert as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 61. The Company’s independent registered public accounting firm also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1. The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and review of reports from management and its independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC.

Members of the Audit Committee

Gerald I. Lenrow, Chairman

John T. Baily

F. Lynn McPheeters

Robert O. Viets

Executive Resources Committee Report

The Executive Resources Committee is responsible for reviewing, determining and administering specific compensation levels for certain senior executive officers and for overseeing other executive compensation programs. The Executive Resources Committee consists of four directors all of whom are independent directors.

Overview. The Executive Resources Committee’s objective is to provide a total compensation program that will attract, retain and motivate talented executives critical to the Company’s long-term success. The Executive Resources Committee seeks to attract and retain these executives by offering competitive pay packages, including base salary and other performance based compensation. The Executive Resources Committee believes that a compensation structure that rewards individuals for achieving annual and long-term performance goals will motivate the executives to lead the Company to sustainable profitability and will enhance shareholder value. The Company has historically operated on the philosophy that compensation should reflect both the individual’s and the Company’s performance.

The Company also has a long-standing employee ownership culture, which creates strong alignment between the interests of employees and shareholders, and is intended to result in long-term shareholder value creation. Consequently, the Executive Resources Committee has designed the executive compensation program to provide cash and stock incentives and has implemented a stock ownership guideline for executives to foster significant levels of stock ownership.

The Company’s total executive compensation program is comprised of the following components:

(a)           Total annual cash compensation consisting of:

(i)            Base salary;

(ii)           Annual Bonuses under the Market Value Potential Bonus Plan for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer; and

(iii)          Annual Bonuses under the Management Incentive Plan for other Vice Presidents.

(b)           Long-term incentive compensation consisting of:

(i)            Stock options granted under the Incentive Stock Option Plan and Omnibus Stock Plan; and

(ii)           Participation in the Company’s Employee Stock Ownership Plan and the 401(k) Plan.

(c)           Other benefits, including the use of the Company’s aircraft, country or luncheon club membership dues, automobile allowance, and benefit arrangements including group health, dental, vision and life insurance plans (other benefits).

The base salary, annual incentive target awards, long-term incentive awards, and other benefits are determined by reference to broad based competitive compensation surveys and by comparing compensation of the executives of other peer companies of comparable size and stature to the Company. Actual payments for annual incentives and long-term incentives vary based on corporate and individual performance. The Executive Resources Committee primarily determines total compensation by comparing compensation and performance of peer companies, comparing the individual’s performance to his or her performance in prior years, and considering the individual’s attainment of annual objectives and progress toward long-term strategic goals. The Executive Resources Committee gives equal weight to these factors.

Change in Control; Severance Agreements. The Company does not have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control. The Company has not entered into any severance agreements with any executive officers that would reward the executive officers for departing the Company.

Base Salary. The Executive Resources Committee sets base salary ranges for certain executive officer positions based on publicly available executive compensation data from peer companies and other comparable companies. The actual base salaries are targeted to approximate the median competitive base salary percentile for executives with similar responsibilities at peer companies and comparable companies. The Executive Resources Committee reviews the factors described above and periodically approves changes in base salary for executive officers.

Market Value Potential Executive Incentive Plan (MVP Plan). The Company pays annual cash bonuses to certain executive officers under the MVP Plan, adopted by the shareholders in 1997, and again ratified by the shareholders in 2002. The MVP Plan rewards the senior executive management team (the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) for creating incremental shareholder value by earning returns in excess of the Company’s cost of capital. The MVP Plan thus aligns the senior executive management team’s compensation with the primary factors upon which shareholder value is determined. Market Value Potential, or MVP, as defined in the MVP Plan, includes the increase in shareholders’ equity (actual return), less invested capital multiplied by the blended cost of capital (the required return).

Each participant receives an annual MVP bonus target award from the Executive Resources Committee expressed as a certain percentage of MVP. The Executive Resources Committee determines each executive’s target award under the MVP Plan at the beginning of each year taking into account studies of bonus compensation of the peer companies, the executive officer’s scope of responsibilities and individual performance. The assigned percentage multiplied by MVP is credited annually to a MVP “bonus bank” for each participant. If the required return is not achieved, any amount less than the required return is charged to each participant’s bonus bank at the same rate. Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year. Annually, a bonus payout is made equal to 40 percent of a participant’s positive bonus bank balance.

In 2005, the Company’s MVP was $60 million. In 2005, the target award assigned to each participant was as follows:  2.0 percent for the Chief Executive Officer, 1.2 percent for the Chief Operating Officer and 0.8 percent for the Chief Financial Officer. Pursuant to the MVP plan, MVP bonuses are calculated after tax, so amounts credited to a participant’s MVP bonus bank are grossed up by the Company’s marginal state and federal tax rate. The total credit to Messrs. Michael, Stone, and Dondanville’s MVP bonus banks for 2005, including the gross up amounts, was $3.7 million. The Executive Resources Committee reviewed the Company’s 2005 results and approved these awards for executive officers for the fiscal year 2005.

Upon termination of employment of an MVP Plan participant for any reason other than “normal retirement” (as defined in the MVP Plan), death or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the Executive Resources Committee deems otherwise.

Effective January 1, 2005, Mr. Stephens, the Chairman of the Board, no longer received any allocations under the MVP Plan. Mr. Stephens’ MVP bank did continue to accrue interest in 2005 pursuant to the MVP Plan. His accrued balance in the MVP bank of $708,287 was paid to him upon his retirement as an employee of the Company in 2006.

As of January 1, 2006, the MVP Plan was converted into a program governed by the RLI Incentive Compensation Plan (“Plan”), and all future awards will be awarded under such Plan.

Management Incentive Program (MIP). Participants in the MIP include Home Office Vice Presidents, Assistant Vice Presidents, and Managers. Target awards are granted annually expressed as a percentage of base pay up to a maximum of 50 percent of base pay. Actual awards are based on individual performance against personal objectives, and Company performance against return on equity and MVP goals.

Deferred Compensation Plan. Under the Company’s Deferred Compensation Plan an executive officer may elect to defer up to 100 percent of his or her total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the compensation earned and deferred by the executive officer. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. Thus the assets of the trust are subject to claims by the Company’s creditors. The Deferred Compensation Plan generally provides that the shares credited to the participant’s account will be paid upon termination of employment in five annual installments.

Incentive Stock Option Plan (ISOP). Stock options, both qualified and non-qualified, awarded pursuant to the ISOP are another important element of the Company’s compensation program. The Executive Resources Committee believes stock options serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders.

Under the ISOP, options may not be granted for less than fair market value of the Company’s Common Stock on the date of grant. Under this arrangement, the option holder will recognize value from the grants only if the value of the Common Stock increases over the long-term.

Since May 5, 2005, no more options were granted under the ISOP. All option grants on and after May 5, 2005, were made pursuant to the Omnibus Stock Plan.

Omnibus Stock Plan (Omnibus Plan). Under the Company’s Omnibus Plan certain employees, officers, consultants and directors of the Company are eligible to receive long-term incentive compensation in a variety of forms including nonqualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other stock-based awards. The purpose of the Omnibus Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s employees, executive officers and directors with that of the shareholders. The Executive Resources Committee believes this arrangement develops a strong incentive for the key personnel to put forth maximum effort for the continued success and long-term growth of the Company.

The Executive Resources Committee determines the number of awards an executive officer receives based on their position, a subjective assessment of the executive officer’s individual performance, and his or her anticipated future contributions to the Company.

The value of target long-term incentive awards under the Omnibus Plan is generally established at or above the 50th percentile of competitive grants for comparable companies. In general, incentive awards vest over five years at the rate of 20 percent per year.

In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to directors and executive officers under the ISOP and the Omnibus Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R.

Employee Stock Ownership Plan (ESOP). The Company’s ESOP offers another valuable way of retaining and motivating the key employees, including executive officers, by offering ownership in the Company on a long-term basis. The Company may make annual cash contributions that are used by the ESOP to purchase Common Stock on behalf of the Company’s employees, including executive officers. All employees, including executive officers, may receive an annual contribution of up to 12 percent of their eligible wages (limited to an annual cap of $26,400 in 2006). The ESOP vests 100 percent after five years of vesting service. The Company contributed the maximum 12 percent of wages for 2005.

401(k) Plan. Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a minimum annual contribution by the Company of 3 percent of eligible wages to their 401(k) accounts, which is immediately vested. The Company may also make discretionary profit sharing contributions to the 401(k) Plan up to 3 percent of eligible wages, which are allocated in proportion to the compensation made. The profit sharing contributions vest 100 percent after five years of vesting service. Participants are entitled to make their own contributions to the 401(k) Plan. For 2005, the Company made a profit sharing contribution of 3 percent of eligible wages.

Key Employee Excess Benefit Plan (Key Plan). The Company maintains the Key Plan. The purpose of the Key Plan is to restore benefits lost under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. Mr. Michael, the Company’s Chief Executive Officer, ceased active participation in the Key Plan in 2005.

Other Benefits. Executive officers are entitled to use the Company’s aircraft for their personal use and are reimbursed for their personal air travel, and personal legal expenses, limited in the aggregate to 6 1/2 percent of each executive officer’s base salary. The executive officers are reimbursed for any taxes arising out of the receipt of these benefits, but only to the extent that these benefits and related taxes do not exceed 6 ½ percent of base salary. The value of personal aircraft usage is calculated in accordance with Internal Revenue Code regulation section 1.62-21 utilizing the Standard Industry Fare Level (SIFL) methodology. The SIFL Rate is multiplied by the statutory miles flown for personal purposes and multiplied by a 300 percent valuation multiplier for executive officers. Any applicable terminal charges are added for each leg of the trip and the entire sum is multiplied by the number of passengers for whom the executive officer is responsible.

The Company also reimburses the dues for executive officers’ membership in country or luncheon clubs. Messrs. Michael, Stephens, Stone, and Dondanville were provided with the use of an automobile for business purposes. Income is imputed to them for their personal use of the automobiles and they are responsible for any state or federal taxes on such imputed income. Executive officers also participate in benefit arrangements, which are available to most of the Company’s employees, including group health, dental, vision and life insurance plans.

The Company’s Pension Plan, which has been suspended and will terminate on June 30, 2006, is described in Named Executive Compensation under Pension Plan.

Chief Executive Officer Compensation. The Executive Resources Committee reviews the performance of the Company and of the Chief Executive Officer on an annual basis. For fiscal year 2005, the Executive Resources Committee reviewed all components of Mr. Michael’s compensation. Mr. Michael was evaluated on the overall performance of the Company and on a broad range of factors relative to the Company’s financial strength and performance. The factors include: a comparison of the Company’s financial performance relative to peer companies in respect to net earnings, underwriting profits and gross premiums written; attainment of other personal objectives such as succession planning and management development; and progress against strategic goals. These factors are given relatively equal weight by the Executive Resources Committee in evaluating Mr. Michael’s compensation.

For the fiscal year 2005, the Company’s net earnings were $107.1 million, exceeding all prior annual net earnings. Furthermore, the Company’s underwriting profit for 2005 of $68.9 million exceeded the Company’s 2004 underwriting profit by 72.7 percent. Gross premiums written for 2005 of $756.0 million exceeded gross premiums written in 2004 of $752.6 million.

In May 2005, based on the evaluation and analysis described above, the Executive Resources Committee raised Mr. Michael’s base salary to $723,000 from $450,000 in 2004 in order to reflect the Company’s exceptional performance and to adjust for his voluntary cessation of participation in the Company’s Key Plan in 2005. This raise brought Mr. Michael’s base salary component of his total compensation package in line with the base salary of the Chief Executive Officers in comparable companies. As a result of this mid-year increase, Mr. Michael was paid $632,000 in base salary for 2005.

Mr. Michael’s cash payout under the MVP Plan for 2005 was $1,251,735 and he was granted options to purchase 45,000 shares of common stock at an exercise price of $44.54 in 2005. These options are 100 percent vested. Mr. Michael’s income from his other benefits was $97,343 in 2005, which amount includes a $26,872 ESOP contribution, a $12,679 401(k) contribution, $9,856 in group benefit costs and other compensation described under Other Benefits.

Based on the Executive Resources Committee’s review, the Executive Resources Committee believes that the Company’s performance in 2005 was a result of Mr. Michael’s effective strategic direction and leadership. Accordingly, the Executive

Resources Committee has determined Mr. Michael’s compensation to be reasonable and not excessive.

Internal Revenue Code Section 162(m). The Company intends that total compensation, including bonuses awarded pursuant to the MVP Plan, will satisfy the conditions necessary for deductibility by the Company under Section 162(m) of the Internal Revenue Code, which limits the ability of the Company to deduct compensation in excess of $1,000,000 per year for federal income tax purposes unless such compensation is performance based compensation. Stock options, stock appreciation rights, performance units and MVP bonuses generally qualify as performance based compensation, and are, therefore, fully deductible.

Share Ownership Requirements. Mr. Michael and other senior executives are subject to a stock ownership guideline which provides that they must hold shares at least equal in value to an amount representing a multiple of their base salary.

Position	Multiple
Chief Executive Officer	6
Chief Operating Officer	4
Chief Financial Officer	3
All Other Officers	1.5

Until an executive meets the share ownership requirement, shares received through long-term incentive awards may not be sold. Shares held directly and in Company benefit plans are counted to satisfy the guideline but options, whether vested or not, are not counted.

Members of the Executive Resources Committee

Robert O. Viets, Chairman

Jordan W. Graham

Charles M. Linke

Edward F. Sutkowski

Executive Management

Executive Officers. The following information is provided as to each current executive officer of the Company:

Name and Age	Position with Company	Executive Officer Since

Joseph E. Dondanville	Senior Vice President, Chief Financial Officer	1992
Age 49

Jeffrey D. Fick	Vice President, Human Resources	2006
Age 45 (1)

Camille J. Hensey	Vice President and Corporate Secretary	1987
Age 64

Aaron H. Jacoby	Vice President, Corporate Development
Age 35 (2)		2003

Daniel O. Kennedy	Vice President and General Counsel	2006
Age 41 (3)

Jonathan E. Michael	President & Chief Executive Officer and Director	1985
Age 52

John E. Robison	Treasurer	2006
Age 38 (4)

Michael J. Stone	President & Chief Operating Officer of the Company’s principal insurance Subsidiaries	1997
Age 57

(1)           Mr. Fick joined the Company as Vice President, Human Resources in October 2005. Previously he was Vice President, Human Resources at Snap-On, Inc., Diagnostic and Information Division. He also served as the Vice President, Human Resources of HNI Corporation, a publicly traded manufacturer and retailer of office furniture and hearth products, where he was employed from March 1994 through January 2005.

(2)           Mr. Jacoby joined the Company as Director, Corporate Development, in November of 2001, was promoted to Treasurer in August of 2003, and promoted to Vice President, Corporate Development in August 2004. Previously he was a manager in the Transactions Services Group of PricewaterhouseCoopers LLP from 1998 until February 2000. He was Director, Corporate Development, for InLight, Inc., a healthcare services company, until October 2000, when he rejoined PricewaterhouseCoopers LLP in March 2001 as a Director in the Transactions Services Group.

(3)           Mr. Kennedy joined the Company as Vice President and General Counsel on February 21, 2006. Previously, he was a Partner on the Global Capital Markets and Mergers & Acquisitions team of the law firm of Hunton & Williams LLP from April 1999 until February 2006.

(4)           Mr. Robison joined the Company as Treasurer in August 2003. Previously, he was Investment Manager of National Interstate Insurance Company, a property and casualty insurance company, from February 2002 until August 2004. He was an Analyst with Battelle Memorial, a global science and technology enterprise, from June 2001 until February 2002, and a Business Analyst with Marconi Communications from June 2000 to April 2001.

Named Executive Compensation

Summary Compensation Table. The aggregate compensation earned from the Company and its subsidiaries during the last three fiscal years is expressed below for the Company’s President & Chief Executive Officer and the other four most highly compensated executive officers.

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION
							AWARDS
NAME and PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		OTHER ANNUAL COMPENSATION($)(1)	SECURITIES UNDERLYING OPTIONS (#)(2)	ALL OTHER COMPENSATION($)(3)

Jonathan E. Michael	2005	632,000		1,251,735	(4)	47,936	45,000	39,551
President & Chief	2004	441,667		813,615	(4)	24,354	60,000	139,344
Executive Officer	2003	415,000		380,001	(4)	18,646	60,000	68,159

Michael J. Stone	2005	389,537		749,276	(4)	31,486	30,000	39,551
President & Chief	2004	313,073		485,319	(4)	23,337	40,000	34,389
Operating Officer of the Company’s principal insurance subsidiaries	2003	298,000	(5)	273,357	(4)(5)	17,069	40,000	32,215

Joseph E. Dondanville	2005	287,892		504,616	(4)	28,333	21,000	39,551
Senior Vice President,	2004	217,700		331,780	(4)	12,020	28,000	34,389
Chief Financial Officer	2003	207,000		212,319	(4)(5)	15,137	28,000	32,215

Mary Beth Nebel(6)	2005	163,333		77,775		9,847	3,500	39,551
Vice President and	2004	155,333		49,080		1,744	4,000	34,389
General Counsel	2003	144,000		57,765		547	5,000	30,005

Camille J. Hensey	2005	135,000		68,395		7,710	3,500	34,150
Vice President and	2004	129,003		46,323		6,612	4,000	30,704
Corporate Secretary	2003	123,405		54,027		5,110	4,000	25,724

(1)           The amounts shown include the value of all perquisites received by the individuals named in the table. The principal benefits include personal use of aircraft, personal legal expenses and country or luncheon club memberships. Messrs. Michael, Stone, and Dondanville’s figures include use of an automobile for personal purposes. The amounts also include reimbursement of taxes arising out of the receipt of certain of these benefits.

(2)           In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to directors and executive officers under the ISOP and the Omnibus Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R. Such options lapse at the end of the 10-year period beginning on the grant date.

(3)           Represents the value of Company contributions to the ESOP and 401(k) Plan on behalf of the named executive officers. In the case of Mr. Michael, the 2003 and 2004 amounts include the value of the shares allocated to him under his Key Plan. Mr. Michael ceased participation in the Key Plan in 2005. In general, benefits are distributable to Mr. Michael when his employment terminates. Under the Key Plan, the Company transferred to the trustee under an irrevocable trust maintained by the Company for the benefit of Mr. Michael such number of shares as were equal in value to the excess of (a) the contribution allocable to him under the ESOP and 401(k) Plan determined without regard to any limitation on compensation imposed by the Internal Revenue Code, over (b) the contribution actually allocable to him under the ESOP and 401(k) Plan determined with regard to any limitation on compensation imposed by the Internal Revenue Code. The total value of Mr. Michael’s Key Plan benefits as of December 31, 2005, was $1,695,125.14.

(4)           Amounts represent compensation accrued during fiscal year 2005 and paid in 2006 pursuant to the Company’s MVP Plan, exclusive of the following additional amounts which may be payable to such individuals in future years under the MVP Plan: Mr. Michael $1,877,603; Mr. Stone $1,123,913; and Mr. Dondanville $756,925. Messrs. Dondanville and Stone’s 2003 bonus amounts each included a one-time discretionary bonus of $50,000 in recognition of the valuable services they rendered in connection with the 2002 equity offering.

(5)           Includes amounts voluntarily deferred under the Deferred Agreement. The Deferred Agreement allows executive officers to defer portions of current base salary and bonus compensation otherwise payable during the year.

(6)           Effective February 15, 2006, Ms. Nebel retired from the Company.

Option Grants in Last Fiscal Year. The following table shows information regarding grants of stock options made to the named executive officers under the Omnibus Plan during the fiscal year ended December 31, 2005. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5 percent and 10 percent over the full 10-year term of the options, which would result in stock prices of approximately $72.55 and $115.53, respectively. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					If Stock At $72.55	If Stock At $115.53
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	5%($) (3)	10%($) (3)

Jonathan E. Michael	45,000	18.88%	44.54	05/05/15	1,260,494	3,194,338

Michael J. Stone	30,000	12.59%	44.54	05/05/15	840,329	2,129,559

Joseph E. Dondanville	21,000	8.81%	44.54	05/05/15	588,230	1,490,691

Mary Beth Nebel	3,500	1.47%	44.54	05/05/15	98,038	248,449

Camille J. Hensey	3,500	1.47%	44.54	05/05/15	98,038	248,449

(1)           In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to executive officers under the ISOP and the Omnibus Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R. Such options lapse on the 10th anniversary of the grant date.

(2)           The exercise price is the fair market value on the date of grant.

(3)           The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates dictated by the SEC when the “Potential Realizable Value” alternative is used. These are not intended to be a forecast of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held on December 31, 2005. Value realized upon exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option. Value of unexercised, in-the-money options at fiscal year end is the difference between its exercise price and the fair market value of the underlying stock on December 31, 2005, which was $49.87 per share. These values, unlike the amounts set forth in the column headed “Value Realized,” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; actual gains on exercise, if any, will depend on the value of the Company’s Common Stock on the date of exercise. There can be no assurance that these values will be realized.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jonathan E. Michael	102,061	2,988,902.96	306,981	0	6,066,511	0

Michael J. Stone	30,162	1,012,027.80	266,688	0	6,120,576	0

Joseph E. Dondanville	7,500	228,600.00	194,002	0	4,462,504	0

Mary Beth Nebel	3,046	110,447.96	42,829	0	1,108,435	0

Camille J. Hensey	2,103	76,254.78	36,033	0	915,461	0

Equity Compensation Plan Information. The following table provides information as of December 31, 2005, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the Director Stock Plan, the ISOP, the Deferred Plan, the Deferred Agreement and the Omnibus Plan. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,924,787	(2)	$26.50	1,270,728	(3)
Equity compensation plans not approved by shareholders (4)	-0-		0-		(5)
Total	1,924,787		$26.50	1,270,728

(1)     Consists of the Director Plan, Director Stock Plan, the ISOP and the Omnibus Plan.

(2)     Includes options to purchase 105,736 shares exercisable under the Director Plan, options to purchase 1,593,651 shares exercisable under the ISOP and options to purchase 225,400 shares exercisable under the Omnibus Plan.

(3)     Shares available for future issuance under the Omnibus Plan. The Director Agreement currently provides for each newly appointed outside Director and each current outside Director to receive awards pursuant to the Omnibus Plan as described in Board Meetings and Compensation under Outside Directors’ Fee Award Agreement.

(4)     Consists of the Deferred Plan and the Deferred Agreement.

(5)     No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement,

executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

Pension Plan. The following table illustrates the estimated annual benefits, which are not subject to any deduction for social security or other offset amount (based on a straight-life annuity payable beginning at age 65, but in no event less than 120 monthly payments), under the Company’s Pension Plan for specified compensation and service levels assuming a participant retired on July 1, 2006, at age 65 after selected years of service:

Average Annual	Estimated Annual Pension Benefit upon Retirement at July 1, 2006, with Years of Service Indicated
Compensation	15 Yrs.	20 Yrs.	25 Yrs.	30 Yrs.	35 Yrs.

$120,000	$22,895	$30,527	$38,158	$45,790	$53,422
135,000	26,292	35,057	43,821	52,585	61,349
150,000	29,690	39,587	49,483	59,380	69,277
165,000	33,087	44,117	55,146	66,175	77,204
180,000	36,485	48,647	60,808	72,970	85,132
195,000	39,882	53,177	66,471	79,765	93,059
210,000	43,280	57,707	72,133	86,560	100,987

Mr. Dondanville’s current covered compensation is $196,263 with 20 years of plan participation; Ms. Hensey’s current covered compensation is $166,917 with 17 years of plan participation; Mr. Michael’s current covered compensation is $197,000 with 21 years of plan participation; Ms. Nebel’s current covered compensation is $191,449 with 15 years of plan participation; and Mr. Stone’s current covered compensation is $197,000 with eight years of plan participation.

Effective January 1, 2004, no new participants have been permitted under the Company’s Pension Plan and no credit has been given for service after January 15, 2004. Annual benefits continued to be adjusted for compensation increases, but were subject to an annual compensation increase cap of 5 percent. In November, 2005, the Board authorized the Company to terminate the annual compensation related increases as of December 31, 2005, and to terminate the Pension Plan as of June 30, 2006.

Common Stock Performance Chart

The following line graph compares the percentage change in the cumulative total shareholder return, including the reinvestment of dividends, on the Company’s Common Stock with a cumulative total return of the S&P Composite 500 Stock Index and the S&P Property and Casualty Index for the period beginning December 31, 2000, through December 31, 2005:

Annualized Compounded Total Return

Comparison of Five Year Cumulative

RLI, S&P 500, S&P P/C Ins Index

Annualized Compounded Total Return

RLI -  18.98%

S&P 500 – 0.54%

S&P P/C Ins – 5.62%

Assumes $100 invested on December 31, 2000 in

RLI, S&P 500 Index, and S&P P/C Ins Index

with reinvestment of dividends.

Measurement Period (Fiscal Year Covered)	RLI Corp.	S&P 500 Index	S&P P/C Ins Index

Measurement Pt - 12/31/00	$100	$100	$100
FYE 12/31/01	102	88	92
FYE 12/31/02	128	69	82
FYE 12/31/03	175	88	103
FYE 12/31/04	196	98	114
FYE 12/31/05	239	103	132

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends. The Company will neither make nor endorse any predictions as to future stock performance.

The foregoing line graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Shareholder Proposals. To be included in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 24, 2006. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. In order for a shareholder to raise a matter at the 2007 Annual Meeting of Shareholders, the shareholder must notify the Company of the matter before February 7, 2007, or else the Company may exercise discretionary voting authority (vote the shares in the discretion of the persons appointed in the Proxy Card) over the proposal.

Other Business

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Camille J. Hensey

Vice President and Corporate Secretary

Peoria, Illinois

March 24, 2006

Exhibit A

RLI INCENTIVE COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2006

I. ESTABLISHMENT AND PURPOSE

RLI Corp. (the “Company”) hereby establishes the RLI Incentive Compensation Plan (the “Plan”), effective January 1, 2006 (the “Effective Date”), for the benefit of its employees and employees of its Affiliates. The Plan is intended to amend, consolidate and restate prior incentive compensation plans established by the Company, including the Market Value Potential Executive Incentive Plan. The terms of the Plan, as set forth herein, shall apply to Awards granted under the Plan on and after the Effective Date. Awards granted under the Company’s incentive compensation plans in effect prior to the Effective Date shall be governed by the terms of such plans.

The Plan is intended to align incentive compensation with achieving the financial performance factors on which the Company’s market value is driven. The Plan is also designed to promote the accomplishment of management’s primary annual objectives as reflected in the Company’s annual operating plan and in the objectives established by management for employees, and to recognize the achievement of management’s objectives through the payment of incentive compensation.

The Plan provides for incentive payments to employees based upon the achievement of pre-established performance goals. The performance goals may be annual or multi-year goals. Incentive compensation payable under the Plan is intended to be deductible by the Company in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company may adopt a variety of bonus and incentive programs under the Plan provided such programs are based on the performance goals described herein.

II. DEFINITIONS

For purposes of the Plan, unless the context otherwise requires, the following terms shall have the meanings set forth below.

2.1           “Affiliate” means any corporation that is part of a controlled group within the meaning of Code Section 414(b) or (c).

2.2           “Award” means an award of incentive compensation under the Plan to a Participant in accordance with the terms set forth herein.

2.3           “Board” means the Board of Directors of the Company as constituted at the relevant time.

2.4           “Board Approval Limit” means a predetermined Award level at which the independent directors of the Board approve Awards in accordance with Section 5.3(c).

2.5           “Bonus Bank” means a deferred payment arrangement established under Section 6.2.

2.6           “Bonus Pool” means an amount available for distribution to Participants who have been assigned an interest in the Bonus Pool (e.g. Market Value Potential bonus pool arrangement in effect as of the Effective Date). The amount of the Bonus Pool will be determined by the Committee based on the Performance Goals.

2.7           “Cause” means termination for reasons described in Section 6.3.

2.8           “Code” means the Internal Revenue Code of 1986, as amended.

2.9           “Committee” means the Executive Resources Committee of the Board, as constituted at the relevant time, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code who are not eligible for participation in the Plan.

2.10         “Company” means RLI Corp., an Illinois corporation.

2.11         “Disability or Disabled,” with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits. A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

2.12         “Eligible Employee,” for any Performance Period, means a 162(m) Employee and such other employees of the Company and its Affiliates as may be designated to participate in the Plan for such Performance Period. An employee who is designated as eligible to participate in the Plan for a particular Performance Period is not necessarily eligible to participate in the Plan for any other Performance Period.

2.13         “Effective Date” means January 1, 2006.

2.14         “Fiscal Year” means the calendar year.

2.15         “Normal Retirement Date,” of a Participant, means the date on which the Participant has attained both (i) combined age and years of service with the Company of seventy-five and (ii)  and at least 10 years of service. For this purpose, Company service will be based only on Participant’s actual service with the Company (and not any other employer that may be acquired by the Company with respect to service prior to the acquisition) and shall be calculated based on the number of whole employment years the Participant has completed from the date of Participant’s initial employment with the Company. No credit shall be given for fractional years of service.

2.16         “162(m) Employee,” for any Fiscal Year, means an employee of the Company who, as of the close of the Fiscal Year, is:  (a) the CEO (or an individual acting in such capacity); or (b) among the four highest compensated officers of the Company (other than the CEO). Whether an employee is the CEO or one of the four highest compensated officers of the Company is determined pursuant to the executive compensation rules of the Securities Exchange Act of 1934 and regulations under Code Section 162(m).

2.17         “Participant,” for any Performance Period, means an Eligible Employee who has commenced participating in the Plan for such Performance Period.

2.18         “Performance Goals,” of a Participant for a Performance Period, are the goals established for the Performance Period, the achievement of which is a condition for receiving an Award under the Plan.

In the case of a Participant who is a 162(m) Employee, all Performance Goals must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained. A Performance Goal is considered “pre-established” for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal. However, in no event will a

Performance Goal be considered to be pre-established if it is established after 25 percent of a Performance Period has elapsed. A Performance Goal is considered “objective” if a third party having knowledge of the relevant facts could determine whether the goal is met. A formula or standard is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. A Performance Goal may be adjusted in accordance with Code Section 162(m) during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

Performance Goals may be based on one or more of the following criteria and may be based on attainment of a particular level of, or on a positive change in, a factor:  revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, earnings per share, operating income, total shareholder return, market share, return on equity, before-tax return on net assets, after-tax return on net assets, economic value added (economic profit), market value potential, and underwriting profit. Such criteria may relate to one or any combination of two or more of Company, Affiliate, division or individual performance.

2.19         “Performance Period” means, generally, the Fiscal Year. However, the Committee may, at its discretion, designate a shorter or longer Performance Period.

2.20         “Plan Administrative Committee” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Vice President, Human Resources of the Company or such other officers as the Committee may designate from time to time.

2.21         “Retirement,” of a Participant, means the Participant’s termination of employment with the Company and all Affiliates on or after his Normal Retirement Date.

2.22         “Salary,” of a Participant for a Performance Period, means the annualized base compensation payable to a Participant determined by the salary rate in effect on the last day of the Performance Period. The salary rate shall be determined without regard to reductions or deferrals of compensation under qualified and nonqualified plan or welfare benefit plan. The salary rate shall be determined without regard to fringe benefits, bonuses or other payments in addition to Participant’s base compensation.

2.23         “Target Performance Award” means a dollar amount (which may be expressed as a percentage of Salary) established for a Participant if the Performance Goal for the Participant is achieved. The Target Performance Award may also state the maximum amount that may actually be paid to the Participant under Section 5.3 (which may be expressed as a percentage of Salary.)

III.           ADMINISTRATION

3.1           Duties of Committee. The Committee will administer the Plan. Any actions taken by the Committee shall be by a majority vote of all Committee members. The Committee may establish such rules and regulations as it deems necessary for the Plan and its interpretation. In addition, the Committee may make such determinations and take such actions in connection with the Plan as it deems necessary. Each determination made by the Committee in accordance with the provisions of the Plan will be final, binding and conclusive. The Committee may rely on the financial statements certified by the Company’s independent public accountants.

3.2           Duties of Plan Administrative Committee. Except as provided in Section 3.3, the Committee may delegate some or all of its administrative powers and responsibilities under the Plan to the Plan Administrative Committee. Unless the Committee determines otherwise, the Committee shall be treated as delegating its authority to the Plan Administrative Committee to the full extent permitted hereunder. The Plan Administrative Committee may make such determinations and take such actions within the scope of such delegation and as otherwise provided in the Plan, as it deems necessary. The Plan Administrative Committee may further delegate any duties delegated to it pursuant to this Section 3.2 to other officers or employees of the Company and any such delegation may allow for further delegation to other officers or employees. Each determination made by the Plan Administrative Committee, or its delegate, will be final, binding and conclusive. The Plan Administrative Committee and its delegates may rely on the financial statements certified by the Company’s independent public accountants. Notwithstanding any such delegation, the Committee may review and change any decision made by the Plan Administrative Committee or its delegate.

3.3           Committee’s Duties with Respect to 162(m) Employees and to Amend or Terminate Plan. Notwithstanding anything in the Plan to the contrary:  (a) the Committee shall have sole and exclusive authority to (i) establish the Performance Goals for all 162(m) Employees, (ii) determine and certify the achievement of the Performance Goals for all 162(m) Employees, (iii) decrease the amount of Awards payable to all 162(m) Employees pursuant to Section 5.2 and 5.3, and (iv) to modify, suspend, terminate or reinstate the Plan.

IV. ELIGIBILITY TO PARTICIPATE

Participation in the Plan is limited to Eligible Employees. An employee who is a 162(m) Employee for a Performance Period shall be eligible to participate in the Plan for the Performance Period. Prior to or within an administratively reasonable period of time following the beginning of a Performance Period, the Plan Administrative Committee or its delegate shall determine which other employees are Eligible Employees for the Performance Period. The Committee has final authority to approve or disapprove the selection of any Eligible Employee. An Eligible Employee (other than a 162(m) Employee) shall become a Participant only upon his or her approval by the Plan Administrative Committee or its delegate and his or her compliance with such terms and conditions as the Committee or Plan Administrative Committee may from time to time establish for the implementation of the Plan.

V. CALCULATION OF AWARDS

A Participant’s Award for a Performance Period is determined as follows:

5.1           Establishing Performance Goals and Target Performance Awards and Board Approval Limits. Prior to the beginning of a Performance Period or as soon thereafter as administratively reasonable, but no later than the time permitted under Code Section 162(m), the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate, (in the case of all other Participants), shall establish the Performance Goal or Goals and each Participant’s Target Performance Award. Alternatively the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate (in the case of all other Participants), may establish a Bonus Pool for one or more Participants and assign Participants an interest in the Bonus Pool. In addition, the Committee shall establish a Board Approval Limit for each Award made to a 162(m) Employee.

5.2           Calculation of Awards. Following the close of a Performance Period, the Committee (in the case of the 162(m) Employees) and the Plan Administrative Committee (in the case of all other Participants) shall determine the actual Award payable to a Participant by (i) multiplying the percentage achievement of the Performance Goal against the Target Performance Award to determine the Participant’s Award for the Performance period or

(ii) multiplying the Participant’s interest in any Bonus Pool by the final amount of the Bonus Pool. No Award will be paid to a Participant if the percentage achievement of a Performance Goal is below any minimum level of performance established for such Performance Goal. In no event shall the aggregate of all Award payments (including the amount of any Award credited to a Bonus Bank) with respect to a Participant in any Fiscal Year exceed $7,500,000.

5.3           Adjustments and Certifications of Awards. Once the determination in Section 5.2 is made, the Committee, in the case of a Participant who is a 162(m) Employee, and the Plan Administrative Committee or its delegate in all other cases, shall:

(a)           Review the amount of each Award and make any adjustments it, in its sole discretion, deems appropriate to the amount of the Award. In general, each Participant’s Award will be the amount pre-established (when the Performance Goals were established) for achievement of the Performance Goals at the achievement levels described in Section 5.1. However, at the discretion of the Plan Administrative Committee, this amount may be increased (except in the case of a Participant who is a 162(m) Employee) or decreased based upon such objective or subjective criteria as it deems appropriate. The Committee, in its discretion, may decrease (but not increase) the amount in the case of a 162(m) Employee based upon such objective or subjective criteria as it deems appropriate; and

(b)           In the case of a Participant who is a 162(m) Employee, the Committee shall certify the extent to which the Participant has satisfied each of his or her Performance Goals and all other material terms of an Award.

(c)           In the case of any Award subject to a Board Approval Limit, the independent directors serving on the Board may reduce the actual Award, but not below the Board Approval Limit established by the Committee.

VI. PAYMENT OF AWARDS

6.1           Timing of Award Payment. Except as provided in Section 6.2, a Participant’s Award for a Performance Period shall be paid in a cash lump sum to him or her no later than March 15 following the end of the Fiscal Year in which the Performance Period ends. A Participant who is also eligible to participate in the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of any amount otherwise payable to him or her under this Section 6.1 to the extent permitted by such plan.

6.2           Bonus Bank. Immediately prior to the beginning of a Performance Period, the Committee may specify that a portion of an Award will be credited to a Bonus Bank. Any such Award will be in writing and shall specify a fixed schedule of payments and such other terms and conditions as the Committee or Plan Administrative Committee may choose. The terms of the Award may provide that amounts credited to the Bonus Bank may be reduced if Performance Goals in a subsequent Performance Period are not met. Amounts deposited to the Bonus Bank will be credited with interest equivalent to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

6.3 Change in Employment Status During Performance Period. In general, in order to receive a payment a Participant must be employed by the Company or Affiliate on (i) the date of actual payment with respect to an Award that is not held under a Bonus Bank and (ii) the date of actual payouts from a Bonus Bank arrangement. If the Participant’s employment is terminated during a Performance Period due to his or her death, Retirement, or Disability, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a pro rata portion of the Award only if the Award expressly provides for such payment. If the Participant’s employment is terminated at a time when a Participant has a balance in a Bonus Bank due to his or her death or Disability, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a payment equal to the balance of the Bonus Bank adjusted for interest through the end of the preceding quarter within 30 days of termination. Notwithstanding anything in this Section 6.3 to the contrary, a Participant shall not be entitled to any Award for a Performance period if the Participant’s employment is terminated by the Company or Affiliate for “Cause” during the Performance Period. For these purposes, “Cause” shall mean the Participant’s:  (a) failure to comply with any material policies and procedures of the Company or Affiliate; (b) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (c) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (d) failure to perform the material duties of his or her employment; (e) excessive absenteeism; (f) unethical behavior; or (g) violation of a material policy of the Company. If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes of this Section 6.3, shall be the time at which such Participant is instructed or notified to cease performing his or her job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

6.4 Beneficiary. In the event that any amount becomes payable under the Plan by reason of the Participant’s death, such amount shall be paid to the same beneficiary or beneficiaries (and in the same proportions) as last designated by the Participant to receive benefits under the Company basic life insurance plan upon the Participant’s death. Such amount shall be paid to the beneficiary or beneficiaries at the same time such amount would have been paid to the Participant had he or she survived. In order for such designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company for the Company basic life insurance plan. If the Participant has not completed a beneficiary designation for the Company basic life insurance plan, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant’s death shall be paid to the personal representative of the Participant’s estate. If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant’s death, the amount in question may, at the discretion of the Committee, be paid to the personal representative of the Participant’s estate, in which event the Company shall have no further liability to anyone with respect to such amount.

6.5 Forfeiture. All Awards paid to the Chief Executive Officer and Chief Financial Officer of the Company under this Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.

VII. MISCELLANEOUS

7.1 No Guaranty of Employment. Neither the adoption nor maintenance of the Plan, the designation of an employee as an Eligible Employee, the setting of Performance Goals, nor the provision of any Award under the Plan shall be deemed to be a contract of employment between the Company or an Affiliate and any employee. Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any employee at any time, nor shall it give the Company or an Affiliate the right to require any employee to remain in its employ or to interfere with the employee’s right to terminate his or her employment at any time.

7.2          Release. Any payment of an Award to or for the benefit of a Participant or beneficiary that is made in good faith by the Company in accordance with the Company’s interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for payments under the Plan to the extent of such payment.

7.3           Notices. Any notice provided by the Company under the Plan may be posted to a Company-designated website.

7.4           Nonalienation. No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or beneficiary.

7.5           Plan is Unfunded. All Awards under the Plan shall be paid from the general assets of the Company. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on any Award prior to distribution to him or her, and the rights of a Participant or beneficiary to any payment to which he or she is otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

7.6           Tax Liability. The Company may withhold from any payment of Awards or other compensation payable to or on behalf of a Participant or beneficiary such amounts as the Company determines are reasonably necessary to pay any taxes required to be withheld under applicable law.

7.7           Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

7.8           Invalidity of Certain Plan Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

7.9           Venue. As a substantial portion of the duties and obligations of the parties created by the Plan will be performed in Peoria, Illinois, it shall be the sole and exclusive venue for any arbitration, litigation, special proceedings, or other proceedings between the parties in connection with the Plan.

7.10         Hold Harmless. A Participant shall hold the Company harmless from and pay any cost, expense or fee (not to exceed the bank balance) incurred by the Company with respect to any claim, due or demand asserted by any person, except the Company against any amounts due Participant under the Plan.

7.11         No Other Agreements. The terms and conditions set forth herein constitute the entire understanding of the Company and the Participants with respect to the matters addressed herein.

7.12         Incapacity. In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant’s duly qualified guardian or other appointed legal representative.

7.13         Applicable Law. The Plan and all rights under it shall be governed by and construed according to the laws of the State of Illinois.

Date: February 9, 2006

RLI CORP.

By	/s/ Jonathan E. Michael
President & CEO

Investor Information

Annual Shareholders Meeting. The 2006 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 4, 2006, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

Internet Voting. As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

Shareholder Inquiries. Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

Dividend Reinvestment Plan. If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

Requests for Additional Information. Electronic versions of the following documents are available on our website:  2005 Annual Report, 2006 Proxy Statement, Annual Report to the SEC (Form 10-K), code of conduct, corporate governance guidelines, and charters of the Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance Committees. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

Contacting RLI. For investor relations requests and management’s perspective on specific issues, contact vice president, corporate development, Aaron Jacoby at 309-693-5880 or at aaron_jacoby@rlicorp.com.

RLI on the web. www.rlicorp.com

[Picture of the RLI website’s home page]

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Blum and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 6, 2006, at the Annual Meeting of Shareholders to be held on May 4, 2006 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the Proxies shall vote for each of the nominees listed on the reverse side of this form, for Proposals 2 and 3, and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2006 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week. Have the proxy form in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week. Have the proxy form in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy form and return it in the postage-paid envelope we’ve provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.     ELECTION OF CLASS I DIRECTORS

(mark one):

NOMINEES: Charles M. Linke, Jonathan E. Michael and Edward F. Sutkowski

FOR ALL	☐

WITHHOLD ALL	☐

To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.             APPROVAL OF THE RLI INCENTIVE COMPENSATION PLAN:

For	Against	Abstain

☐	☐	☐

3. APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

For	Against	Abstain

☐	☐	☐

In the designated Proxies’ discretion, upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

RLI EMPLOYEE STOCK OWNERSHIP PLAN

Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as indicated on the other side of this form, the number of shares of RLI Common Stock credited to your account under the RLI Corp. Employee Stock Ownership Plan, at the Annual Meeting of Shareholders to be held on May 4, 2006 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the Trustee shall vote for each of the nominees listed on the reverse side of this form and upon Proposals 2 and 3, pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2006 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time two days before the meeting date. Have the proxy form in hand when calling and follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time two days before the meeting date. Have the proxy form in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date the proxy form and return it in the postage-paid envelope we’ve provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.     ELECTION OF CLASS I DIRECTORS

(mark one):

NOMINEES:	Charles M. Linke, Jonathan E. Michael and Edward F. Sutkowski

FOR ALL	☐

WITHHOLD ALL	☐

To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2.             APPROVAL OF THE RLI INCENTIVE COMPENSATION PLAN

For	Against	Abstain

☐	☐	☐

3.     APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

For	Against	Abstain

☐	☐	☐

In the Trustee’s discretion, upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date